UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

PSYCHEMEDICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13738	58-1701987
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

289 Great Road, Acton, Massachusetts		01720
(Address of Principal Executive Offices)		(Zip Code)

(978) 206-8220

(Registrant's Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock. $0.005 par value	PMD	The NASDAQ Stock Market, LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Settlement of Lawsuit

On July 17, 2023, Psychemedics Corporation (the “Company”) entered into a Confidential Settlement Agreement and Release (“Agreement”) with Transportation Insight LLC, a consultant of the Company, to settle a lawsuit against it related to a contract dispute. The lawsuit, Transportation Insight, LLC v. Psychemedics Corporation which included the filing of a complaint by Transportation Insight, LLC and a counterclaim by Psychemedics Corporation, is pending in Superior Court of Fulton County, Georgia, Civil Action File No. 2022CV369227 (the “Lawsuit”).

In the Agreement, the parties agreed to settle this matter for a payment by the Company of $500,000.00 in exchange for the dismissal of the Lawsuit and a customary release of liability, subject only to final court approval and the process described below. The Agreement provides that the settlement funds shall be paid in three installments as follows: the first in the amount of $166.666.67 within thirty (30) days of the execution of the Agreement, the second in the amount of $166,666.67 on or before December 31, 2023, and the third in the amount of $166,666.66 on or before December 31, 2024.

Although the Company believes that the allegations in the Lawsuit lack merit, it agreed to enter into the Agreement to settle the claims in the Lawsuit in order to avoid potentially significant legal fees, other expenses, and management time that would have to be devoted to protracted litigation. The allegations in the Lawsuit relate to how payment to the consultant of its consulting fee is calculated. As part of the settlement, the Company continues to deny any liability or wrongdoing with respect to the claims made in the Lawsuit.

The Agreement provides for administrative closure of the Lawsuit if permitted by the Court, through a dismissal whereby the Court retains jurisdiction to enforce the Agreement and if not permitted, then a joint motion to stay the Lawsuit until January 3, 2025. If the Court will not administratively close the Lawsuit and the Court will not stay the Lawsuit, then the parties shall file a mutual dismissal without prejudice of the Lawsuit. If the Company makes the payments described above, then the parties shall file a mutual dismissal with prejudice of the Lawsuit. At the time of execution of the Agreement, the Company delivered a consent judgment solely to secure the obligation. If the payments are made as set forth above, then the consent judgment shall be destroyed.

A copy of the Settlement Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Settlement Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Settlement Agreement.

The Company is recognizing for the second quarter of 2023 a charge of $500,000.00 as a settlement reserve.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description

10.1	Confidential Settlement Agreement and Release, dated July 17, 2023 by and between Transportation Insight, LLC and Psychemedics Corporation

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including: statements regarding the completion of the settlement process; the expected date on which settlement funds will be paid; and the future availability of such funds. Such forward-looking statements are subject to important factors that may cause actual results to differ materially from the results anticipated in the forward-looking statements, including the uncertainties inherent in the scheduling and timing of court proceedings; the possibility that the court may materially alter or fail to approve the terms of the settlement; the sufficiency of the Company’s future cash position to pay the settlement; and the various “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The forward-looking statements contained herein speak only of the Company's expectations as of the date of this report. Except as may be required by law, the Company does not intend, nor undertake any duty, to update this information to reflect future events or circumstances.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHEMEDICS CORPORATION
Dated: July 21, 2023

By:	/s/ Raymond C. Kubacki
Raymond C. Kubacki,
President and Chief Executive Officer

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